SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2005

Commission File No. 333-72321

BGF Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2221	56-1600845
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3802 Robert Porcher Way, Greensboro, North Carolina	27410
(Address of registrant’s principal executive office)	(Zip Code)

(336) 545-0011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2005, we executed an amendment to our our five-year financing arrangement with Wells Fargo Foothill, Inc. (the “WFF Loan”) to increase our total borrowing availability by approximately $5.0 million. The amendment was deemed to be effective as of March 31, 2005. The amendment provides for the following: (1) reduces the maximum facility size to $25.0 million; (2) reloads the term loan back to the lesser of $6.0 million and 70% of the orderly liquidation value of eligible equipment; (3) increases the advance rate on finished goods inventory from 45% to 55%; (4) reduces the Excess Availability to $1.0 million at all times; and (5) releases the $550,000 environmental reserve currently in place.

As a result of the amendment, the WFF Loan now has a maximum revolver credit line of $19 million with a letter of credit sub-line of $4 million, an inventory sub-line of $10 million and a term loan sub-line of $6.0 million, of which the principal is fully funded and is being amortized over 60 months. WFF has a first priority, perfected security interest in our assets. The WFF Loan provides for the following: (1) a borrowing base with advance rates on eligible accounts receivable and eligible finished goods and raw materials inventory of 85%, 55% and 35%, respectively, with inventory to be capped at the lesser of the eligible inventory calculation, $10.0 million or 80% times the percentage of the book value of our inventory that is estimated to be recoverable upon liquidation; (2) borrowing rates of LIBOR + 3.25% or the Wells Fargo Prime Rate (RR) + 1.00% for the revolver with a 50 basis points increase if outstanding advances exceed $7.0 million and of LIBOR + 3.5% or RR + 1.00% for the term loan with, at all times, a minimum rate of 5% for both facilities; (3) certain financial covenants including (i) a minimum excess availability at all times, (ii) a minimum trailing twelve month EBITDA level and (iii) a cap on yearly capital expenditures; and (iv) an early termination fee. Under the WFF Loan, the yearly capital expenditures is set at the lesser of (a) $5.0 million or (b) the last twelve months cumulative EBITDA less $16.0 million times 50% plus $2.0 million. The lender under the WFF Loan has customary acceleration rights upon a default thereunder and the expiration of any applicable notice periods.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10	Third Amendment to Loan and Security Agreement, by and among BGF Industries, Inc., the lenders that are signatories thereto, and Wells Fargo Foothill, Inc. as arranger and administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BGF INDUSTRIES, INC.

By:	/s/ Philippe R. Dorier
Philippe R. Dorier
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: April 6, 2005

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